                                                                     EXHIBIT 4.5
--------------------------------------------------------------------------------
                                  FORM OF NOTE

                                                                 CUSIP__________
                                                                  ISIN__________
                                                           Common Code__________

                    8.125% Senior Subordinated Notes due 2009

No.__________                                                      $____________

                     ENTRAVISION COMMUNICATIONS CORPORATION

promises to pay to CEDE & CO. or its registered assigns,

the principal sum of ______________________________________________________

_______________ Dollars on March 15, 2009.

Interest Payment Dates: March 15 and September 15, commencing on September 15, 2002

Record Dates:  March 1 and September 1

Dated:  March 18, 2002

                    ENTRAVISION COMMUNICATIONS CORPORATION


                    By:
                          ---------------------------------------------------
                          Name:   Jeanette Tully
                          Title:  Chief Financial Officer, Executive Vice
                                  President and Treasurer



                    By:
                          ---------------------------------------------------
                          Name:   Michael G. Rowles
                          Title:  Assistant Secretary


                                        (SEAL)

This is one of the Notes referred to in the within-mentioned Indenture:

UNION BANK OF CALIFORNIA, N.A.,
  as Trustee

By:
     --------------------------------------------
      Authorized Signatory

-------------------------------------------------------------------------------

                   8.125% Senior Subordinated Notes due 2009

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Entravision Communications Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 8.125% per annum from March 18, 2002 until maturity and shall pay Liquidated Damages, if any, applicable to this Note. The Company shall pay interest and such Liquidated Damages semi-annually in arrears on March 15 and September 15 of each year, or, if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2002. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on March 1 and September 1 preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within the City of Los Angeles and the State of California, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 1, 2002 ("Indenture") between the Company, the guarantors party thereto (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of this Indenture shall govern and be controlling.

         5. OPTIONAL REDEMPTION.

         (a) Notwithstanding the provisions of subparagraph (b) of this Paragraph 5, at any time prior to March 15, 2005, the Company may redeem Notes with the net proceeds of one or more Equity Offerings at a redemption price equal to 108.125% of the aggregate principal amount thereof; provided that at least 65% in aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of such redemption and that such redemption occurs within 180 days of the date of the closing of such Equity Offering.

         (b) Except as described above, the Company shall not have the option to redeem the Notes prior to March 15, 2006. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

     Year                        Percentage
    ------                       ----------
    2006..................        104.063%
    2007..................        102.031%
    2008..................        100.000%

         6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7.       REPURCHASE AT OPTION OF HOLDER.

         (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 10 business days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

         (b) If the Company or a Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall commence an offer to all Hold-ers of Notes (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantors' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Subsidiary Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
(ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Company to comply with Section 4.15 or 5.01 of the Indenture or failure by the Company to comply with any of the covenants in the Indenture in connection with any payment with respect to the Preferred Stock, or a judgment against the Company requiring the Company to make a payment with respect to the Preferred Stock; (iv) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with Section 4.07,
4.09 or 4.10 of the Indenture; (v) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture; (vi) default under certain other agreements relating to Indebtedness of the Company which default is caused by a failure to pay principal of such Indebtedness at the final maturity thereof or results in the acceleration of such Indebtedness prior to its express maturity;
(vii) certain final judgments for the payment of money in excess of $5,000,000 not covered by insurance that remain undischarged for a period of 60 days;
(viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (ix) except as permitted by the Indenture, any Subsidiary Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Subsidiary Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest, premium or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, on or interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 12, 2002, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreements").

         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         19. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         20. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York City for purposes of all legal proceedings arising out of or relating to the Notes or the transactions contemplated hereby. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of New York. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 13.02 of the Indenture, together with written notice of such service to such party, shall be deemed effective service of process upon such party. Each of the parties hereto irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to the Notes or the transactions contemplated hereby.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Entravision Communications Corporation
2425 Olympic Boulevard
Suite 6000 West
Santa Monica, CA 90404
Attention:  Assistant Corporate Secretary

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                                -------------------------------------------------------------------
                                                                  (Insert assignee's legal name)
-------------------------------------------------------------------------------------------------------------------
                                     (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------------------------------------------
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:    _______________
                                                     Your Signature:
                                                                    -----------------------------------------------
                                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

             [_]  Section 4.10               [_]    Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                                           $---------------

Date:    _______________
                                                     Your Signature:
                                                                    -----------------------------------------------
                                                       (Sign exactly as your name appears on the face of this Note)

                                                     Tax Identification No.:
                                                                            ---------------------------------------

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                          Principal Amount           Signature of
                           Amount of decrease    Amount of increase in    of this Global Note    Responsible Officer
                           in Principal Amount    Principal Amount of       following such       of Trustee or Note
Date of Exchange                   of               this Global Note         decrease (or             Custodian
                            this Global Note                                   increase)
----------------------------------------------------------------------------------------------------------------------




                              SUBSIDIARY GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 1, 2002 (the Indenture) among Entravision Communications Corporation, the Guarantors listed on Schedule I thereto and Union Bank of California, N.A., as Trustee (the Trustee), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                ENTRAVISION-TEXAS L.P., INC., a Delaware corporation
                LOS CEREZOS TELEVISION COMPANY, a Delaware corporation ENTRAVISION SAN DIEGO, INC., a California corporation
                THE COMMUNITY BROADCASTING COMPANY OF SAN DIEGO, INCORPORATED,
                  a California corporation
                ARIZONA RADIO, INC., a Delaware corporation
                ASPEN FM, INC., a Colorado corporation
                LATIN COMMUNICATIONS GROUP INC., a Delaware corporation
                LATIN COMMUNICATIONS INC., a Delaware corporation
                VEA ACQUISITION CORP., a Delaware corporation
                LATIN COMMUNICATIONS EXCL INC., a Delaware corporation
                EXCL HOLDINGS, INC., an Illinois corporation
                EXCL COMMUNICATIONS, INC., an Illinois corporation

              EMBARCADERO MEDIA, INC., a Delaware corporation
              EMI SACRAMENTO RADIO, INC., a California corporation
              EMI LOS ANGELES RADIO, INC., a California corporation
              PORTLAND RADIO, INC., a California corporation
              RIVERSIDE RADIO, INC., a California corporation
              MERIDIAN COMMUNICATIONS COMPANY, a Nevada corporation
              SEXTANT BROADCASTING COMPANY, a Nevada corporation
              METRO MIX, INC., an Illinois corporation
              NORTE BROADCASTING, INC., a California corporation
              NORTE BROADCASTING OF COLORADO, INC., an Illinois corporation NORTE BROADCASTING OF NEW MEXICO, INC., a New Mexico corporation NORTE BROADCASTING OF NEVADA, INC., a Nevada corporation PACIFICO BROADCASTING, INC., a California corporation
              RADIO EXITO, INC., a Nevada corporation
              SUR BROADCASTING, INC., a California corporation
              SUR BROADCASTING OF COLORADO, INC., an Illinois corporation
              SUR BROADCASTING OF NEW MEXICO, INC., a New Mexico corporation Z-SPANISH MEDIA CORPORATION, a Delaware corporation
              NEW WNDZ, INC., an Indiana corporation
              NEWKKSJ, INC., a California corporation
              PERSONAL ACHIEVEMENT RADIO, INC., a Delaware corporation
              KPPC RADIO, INC., a California corporation
              WZCO BROADCASTING, INC., an Illinois corporation
              WRZA BROADCASTING, INC., an Illinois corporation
              KZLZ BROADCASTING, INC., a Arizona corporation
              KZFO BROADCASTING, INC., a California corporation

              KZPZ BROADCASTING, INC., an Arizona
                corporation
              KZPZ LICENSE CORPORATION, an Arizona corporation
              KZMS BROADCASTING, INC., a California corporation
              KZCO BROADCASTING, INC., a California corporation
              OROVILLE RADIO, INC., a California corporation
              KZST BROADCASTING, INC., a California corporation
              KTLR BROADCASTING, INC., a Texas corporation
              KZSL BROADCASTING, INC., a California corporation
              KHZZ BROADCASTING, INC., a California corporation
              WLQY BROADCASTING, INC., a Delaware corporation
              GLENDALE BROADCASTING, INC., an Arizona corporation
              VISTA MEDIA GROUP, INC., a Delaware corporation
              VISTA MEDIA GROUP OF NEW YORK, INC., a Delaware corporation SEABOARD OUTDOOR ADVERTISING CO., INC. , a New York corporation SALE POINT POSTERS, INC., a New York corporation
              VISTA OUTDOOR ADVERTISING, INC. (N.Y.), a Delaware corporation VISTA OUTDOOR ADVERTISING, INC. (CAL.), a Delaware corporation VISTA TELEVISION, INC., a California corporation
              CHANNEL FIFTY SEVEN, INC., a California corporation


              By:
                    ---------------------------------------------------
                    Name:   Jeanette Tully
                    Title:  Chief Financial Officer, Executive Vice President
                            and Treasurer

               ENTRAVISION-TEXAS LIMITED
                     PARTNERSHIP, a Texas limited partnership
                     By:  Entravision-Texas G.P., L.L.C.
                     Its: General Partner


               By:
                     ---------------------------------------------------
                     Name:   Jeanette Tully
                     Title:  Chief Financial Officer, Executive Vice
                             President and Treasurer


               ENTRAVISION-TEXAS G.P., LLC, a Delaware limited liability company ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company
               ENTRAVISION COMMUNICATIONS OF MIDLAND, LLC, a Delaware
                     limited liability company

               ENTRAVISION, L.L.C., a Delaware limited liability company ENTRAVISION-EL PASO, L.L.C., a Delaware limited liability company



               By:
                     ---------------------------------------------------
                     Name:   Jeanette Tully
                     Title:  Chief Financial Officer, Executive Vice President
                             and Treasurer